                                                                    EXHIBIT 4.10

          INSTRUCTIONS AS TO USE OF COLLEGE TELEVISION NETWORK, INC.
                            SUBSCRIPTION DOCUMENTS

             CONSULT MR. DORAN OF THE COMPANY, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the "Rights Offering") by College Television Network, Inc., a Delaware corporation (the "Company"), to the holders of shares of its common stock, par value $.005 per share (the "Common Stock"), as described in the Company's Prospectus dated ________________, 1998 (the "Prospectus"). Holders of record of Common Stock at the close of business on ________________, 1998 (the "Record Date"), are receiving ___ nontransferable subscription rights (collectively, the "Rights") for each ___ shares of Common Stock held by them on the Record Date. No fractional Rights will be issued and no cash in lieu thereof will be paid. Each Right is exercisable, upon payment of $_____ in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, each Right also carries the right to subscribe (the "Oversubscription Privilege") at the Subscription Price for a number of shares of Common Stock as specified in the Subscription Certificate to the extent that all the shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (the "Excess Shares"). No fractional shares will be issued pursuant to the exercise of the Oversubscription Privilege. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege in proportion to the number of shares such holders have purchased pursuant to the Basic Subscription Privilege. See "The Rights Offering" in the Prospectus.

     The Rights will expire at 5:00 p.m., New York City time, on _______, 1998, unless extended (the "Expiration Date").

     The number of Rights to which you are entitled and the number of shares purchasable thereunder are printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the Subscription Certificate and returning it to the Subscription Agent in the envelope provided.

     YOUR PROPERLY EXECUTED SUBSCRIPTION DOCUMENTS MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION DOCUMENTS MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.   SUBSCRIPTION PRIVILEGES.

     To exercise Rights, send your properly completed and executed applicable Subscription Documents, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. The Subscription Documents submitted to the Subscription Agent should include, as may be applicable, the completed and executed (i) Subscription Certificate, (ii) Substitute Form W-9, (iii) DTC Participant Oversubscription Form, (iv) a Notice of Guaranteed Delivery, and (v) a Nominee Holder Certificate. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Chase Manhattan Bank, ABA No. 021-000-021, Account No. 323-836-925 (marked:
"College Television Network, Inc. Subscription"). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are
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urged to consider payment by means of certified or cashier's check, money order or wire transfer of fundS. Alternatively, you may cause a written guarantee substantially in the form delivered with these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of shares of Common Stock being purchased pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three Nasdaq Stock Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Documents must be received by the Subscription Agent within three Nasdaq Stock Market trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Mr. Doran at the address, or by calling the telephone number, indicated below.

     Subscription Documents will not be mailed to holders of Common Stock whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise the Rights represented thereby, such holders must contact the Subscription Agent on or prior to 5:00 p.m. New York City time, on ___________, 1998.

     BANKS, BROKERS AND OTHER NOMINEE HOLDERS OF RIGHTS WHO EXERCISE RIGHTS ON BEHALF OF BENEFICIAL OWNERS OF RIGHTS WILL BE REQUIRED TO CERTIFY TO THE SUBSCRIPTION AGENT AND THE COMPANY (BY DELIVERING TO THE SUBSCRIPTION AGENT A NOMINEE HOLDER CERTIFICATION SUBSTANTIALLY IN THE FORM AVAILABLE FROM THE SUBSCRIPTION AGENT) THE AGGREGATE NUMBER OF RIGHTS THAT HAVE BEEN EXERCISED, AND THE NUMBER OF SHARES THAT ARE BEING SUBSCRIBED FOR PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE, BY EACH BENEFICIAL OWNER OF RIGHTS ON WHOSE BEHALF SUCH NOMINEE HOLDER IS ACTING. IF MORE SHARES OF COMMON STOCK ARE SUBSCRIBED FOR PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE THAN ARE AVAILABLE FOR SALE, SUCH SHARES WILL BE ALLOCATED, AS DESCRIBED ABOVE, AMONG PERSONS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE IN PROPORTION TO SUCH PERSONS' EXERCISE OF RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE.

     The address and fax numbers of the Subscription Agent are as follows:

                    American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                           New York, New York 10005
                              Fax: (718) 234-5001

     The address and telephone number of Patrick G. Doran of the Company, is as follows:

                       College Television Network, Inc.
                      5784 Lake Forrest Drive, Suite 275
                            Atlanta, Georgia 30328

                                 CALL TOLL-FREE
                                 (800) 256-1636

If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Documents delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, up to the maximum number of shares purchasable by you pursuant to your Oversubscription Privilege. Any portion of the Subscription Excess not applied toward the purchase of shares of

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Common Stock pursuant to the exercise of your Oversubscription Privilege will be refunded to you, without interest or deduction.

2.   DELIVERY OF COMMON SHARES.

     The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in Part II of the Subscription Certificate.

     (a) Shares of Common Stock. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises Rights the number of shares of Common Stock issuable to such Rights holder pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. See "The Rights Offering - Subscription Privilege" in the Prospectus.

     (b) Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Exercise Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3.   EXECUTION.

     (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions pursuant to
Part II of the Subscription Certificate.

4.   METHOD OF DELIVERY.

     The method of delivery of Subscription Documents and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.

5.   FOREIGN AND CERTAIN OTHER STOCKHOLDERS.

     Subscription Documents will not be mailed to holders of Common Stock whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise the Rights represented thereby, such holders must contact the Subscription Agent on or prior to 5:00 p.m. New York City time, on ___________, 1998.

6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

     In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Common Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in

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respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., New York City time on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription Privilege is to be exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

7.   SUBSTITUTE FORM W-9.

     Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit A hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent or Mr. Doran. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends or other distributions that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights.

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                                                                       EXHIBIT A

                           IMPORTANT TAX INFORMATION

     Under United States federal income tax law, dividend payments and other distributions that may be made by the Company on Common Shares issued upon the exercise of Rights may be subject to backup withholding, and each Rights holder who either exercises Rights should provide the Subscription Agent (as the Company's agent) with such Rights holder's correct taxpayer identification number on Substitute Form W-9 below. If such Rights holder is an individual, the taxpayer identification number is his social security number. If the Subscription Agent, which is also the transfer agent for the Company, is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

     Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, such Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31 percent of any such payments made to the Rights holder. Backup withholding is not an additional tax.
Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.


PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding, a Rights holder is required to notify the Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a taxpayer identification number).


WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

     Each Rights holder is required to give the Subscription Agent the social security number or employer identification number of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                                    PAYER'S NAME: American Stock Transfer & Trust Company
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SUBSTITUTE                                  PART I - Taxpayer Identification No.                            Part II - For Payees
FORM W-9                                                                                                    Exempt from Backup
                                                                                                            Withholding (see
                                                                                                            enclosed Guidelines)
                                 ---------------------------------------------------------------------
Department of the Treasury       Enter your taxpayer identification number
Internal Revenue Service         in the appropriate box.  For most
                                 individuals, this is your social security
                                 number. If you do not have a number, see     ----------------------
                                 How to Obtain a "TIN" in the enclosed        Social Security Number
                                 Guidelines.

Payer's Request for Taxpayer     Note:  If the account is in more than one
                                 name, see the chart on page 2 of enclosed    ----------------------
Identification Number (TIN)      Guidelines to determine what number to              Employer
                                 give.                                        Identification Number
------------------------------------------------------------------------------------------------------------------------------------
Certification - Under penalties of perjury, I certify that:
     (1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
     (2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS")
          that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
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Certification Guidelines - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
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SIGNATURE____________________________                                                     DATE_________________, 1998
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

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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

             GUIDELINES FOR CERTIFICATE OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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FOR THIS TYPE OF ACCOUNT:                                                                             GIVE THE NAME AND
                                                                                                    SOCIAL SECURITY NUMBER
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
1.  Individual                                                                        The individual
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2.  Two or more individuals (joint account)                                           The actual owner of the account or, if
                                                                                      combined funds, the first individual on the
                                                                                      account (1)
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3.  Custodian account of a minor (Uniform Gift to Minors Act)                         The minor (2)
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4.  a.  The usual revocable savings trust (grantor is also trustee)                   The grantor-trustee (1)
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    b.  The so-called trust account that is not a legal or valid trust under
         State law                                                                    The actual owner (1)
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5.  Sole proprietorship                                                               The owner (4)
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FOR THIS TYPE OF ACCOUNT:                                                                             GIVE THE NAME AND
                                                                                             EMPLOYER IDENTIFICATION NUMBER OF
------------------------------------------------------------------------------------------------------------------------------------
6.  A valid trust, estate or pension trust                                            Legal entity (do not furnish the
                                                                                      identification number of the personal
                                                                                      representative or trustee unless the legal
                                                                                      entity itself is not designated in the
                                                                                      account title) (3)
------------------------------------------------------------------------------------------------------------------------------------
7.  Corporation                                                                       The corporation
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8.  Association, club, religious, charitable, education or other tax-exempt
     organization                                                                     The organization
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9.  Partnership                                                                       The partnership
------------------------------------------------------------------------------------------------------------------------------------

10.  A broker or registered nominee                                                   The broker or nominee
------------------------------------------------------------------------------------------------------------------------------------
11.  Account with the department of Agriculture in the name of a public entity
      (such as a State or local government, school district, or prison) that
      receives agricultural program payments.                                         The public entity
------------------------------------------------------------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3)  List first and circle the name of the legal trust, estate or pension trust.
(4)  Show the name of the owner.

     Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
     Payees specifically exempted from backup withholding on ALL payments include the following:

     .    A corporation.
     .    A financial institution.
     . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
     .    The United States or any agency or instrumentality thereof.
     . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     .    An international organization or any agency or instrumentality thereof.
     . A dealer in securities or commodities registered in the United States or a possession of the United States.
     .    A real estate investment trust.
     .    A common trust fund operated by a bank under section 584(a).
     . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
     .    An entity registered at all times under the Investment Company Act of
          1940
     .    A foreign central bank of issue.
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
     .    Payments to nonresident aliens subject to withholding under section
          1441.
     . Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident partner.
     . Payments of patronage dividends where the amount received is not paid in money.
     .    Payments made by certain foreign organizations.
     .    Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
     . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     .    Payments described in section 6049(b)(5) to nonresident aliens.
     .    Payments on tax-free covenant bonds under section 1451.
     .    Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6042, 6044, 6045, 6049, 6050A and 6060N. Privacy Act Notice. Section
6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes, and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
     (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE

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